                                              OppenheimerFunds, Inc.
                                                498 Seventh Avenue
                                                New York, NY 10018

March 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:               Oppenheimer Quest Global Value Fund, Inc.
                  Reg. No. 33-34720; File No. 811-06105
                  Written Representation of Counsel

To the Securities and Exchange Commission:

         On behalf of Oppenheimer  Quest Global Value Fund,  Inc. (the "Fund") and pursuant to Paragraph  (b)(4) of
Rule 485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in connection  with the Amendment on
Form  N-1A  which  is  Post-Effective  Amendment  No.  27 to the 1933 Act  Registration  Statement  of the Fund and
Amendment  No.  30 to its  Registration  Statement  under the  Investment  Company  Act of 1940,  as  amended,  the undersigned  counsel,  who prepared or reviewed such Amendment,  hereby  represents to the  Commission,  for filing with such Amendment,  that said Amendment does not contain  disclosures  which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                              Sincerely,

                                                               /s/ Merryl Hoffman
                                                              --------------------------
                                                              Merryl Hoffman
                                                              Vice President and
                                                              Senior Counsel
                                                              (212) 323-0248